UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013, Orthofix International N.V. (the “Company”), through its subsidiary Orthofix Inc. (the “Subsidiary,” and collectively with the Company, “Orthofix”) entered into a letter agreement with Vicente Trelles, Orthofix’s Executive Vice President of Worldwide Operations and Shared Services, pursuant to which it was mutually agreed that Mr. Trelles’ employment with Orthofix would cease as of the close of business on May 10, 2013 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Trelles will be entitled to receive, subject to the terms and conditions set forth therein, approximately $479,000 in severance benefits and legal expense reimbursements from the Subsidiary. Mr. Trelles will also receive certain paid health and dental benefits from the Subsidiary for up to 18 months. The foregoing summary does not constitute a complete summary of the terms of the Letter Agreement, and is qualified in its entirety by reference to the text of such Letter Agreement, which is filed herewith as Exhibits 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated May 9, 2013, between Orthofix Inc. and Vicente Trelles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm
Senior Vice President, General Counsel and Corporate Secretary

Date: May 9, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated May 9, 2013, between Orthofix Inc. and Vicente Trelles.